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                                                                    Exhibit (24)


                               POWER OF ATTORNEY

    The undersigned, being officers and trustees of Van Kampen Prime Rate
Income Trust, a Massachusetts business trust (the "Trust"), do hereby, in the capacities shown below, individually appoint Ronald A. Nyberg and Dennis J. McDonnell, of Oakbrook Terrace, Illinois, as the agents and attorneys-in-fact with full power of substitution and resubstitution, for each of the undersigned, to execute and deliver, for an on behalf of the undersigned, any and all amendments to the Registration Statement filed by the Trust with the Securities and Exchange Commission pursuant to the provisions of the Securities Act of 1933 and the Investment Company Act of 1940 and covering the Trust's shares of beneficial interest.

    This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Dated:  October 27, 1998

          Signature                           Title
          ---------                           -----


----------------------------                  Chairman, President and Trustee
Dennis J. McDonnell


----------------------------                  Trustee
David C. Arch


----------------------------                  Trustee
Rod Dommeyer


----------------------------                  Trustee
Steven Muller


----------------------------                  Trustee
Theodore A. Myers


----------------------------                  Trustee
Don G. Powell


----------------------------                  Trustee
Hugo F. Sonnenschein


----------------------------                  Trustee
Howard J. Kerr


----------------------------                  Trustee
Wayne W. Whalen


----------------------------                  Vice President and
Edward C. Wood III                            Chief Financial Officer